Exhibit 10.64

                             HTI CLASS B, LLC

                           OPERATING AGREEMENT


      THIS OPERATING AGREEMENT is made as of the ______ day of February 2000 by Heartland Technology, Inc., and those other persons, if any, who from time to time become parties to or are otherwise bound by this Agreement as provided herein.

      The parties hereto, desiring to form a limited liability company for the purposes set forth in this Agreement, hereby agree as follows:


                                ARTICLE 1

                              DEFINED TERMS

1.1 "Act" means the Delaware Limited Liability Company Act, as amended from time to time.

1.2 "Adjusted Capital Account Balance" means, with respect to each Member, such Member's Capital Account balance maintained in accordance with this Agreement, as of the end of the relevant fiscal year of the Company, after giving effect to the following adjustments:

(a) Credit to such Capital Account of such Member's share of minimum gain determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debit to such Capital Account of the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of "Adjusted Capital Account Balance" is intended to comply with the provisions of Regulations Sections
1.704-1(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently therewith.

1.3 "Affiliate" means, with respect to any Person, any other person that, directly or indirectly, controls, is under common control with, or is controlled by that Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct and cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

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1.4         "Agreement" means this Operating Agreement of HTI Class B,
LLC and all amendments thereto.

1.5 "Articles" means the Certificate of Formation of HTI Class B, LLC, as amended from time to time, as filed in accordance with the Act.

1.6 "Capital Account" means, with respect to each Member, the Capital Account maintained for such Member in accordance with the following provisions:

(a) To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's distributive share of Profits and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member by the Company.

(b) To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, and such Member's distributive share of Losses.

(c) In the event all or a portion of a Member's Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred
      Membership Interest.

(d) In determining the amount of any liability for purposes of the foregoing subparagraph (a), there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

      The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.
In the event the Managers shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Managers may make such modification; provided that such modification is not likely to have a material effect on the amount distributed to any Member pursuant to Article 12 hereof upon the liquidation of the Company.

1.7 "Capital Contributions" means the aggregate amount of cash and Gross Asset Value of property (less the amount of indebtedness, if any, of such Member which is assumed by the Company and/or the amount of indebtedness, if any, to which such property is subject, as of the date of contribution, without regard to the provisions of Code Section 7701(g)) contributed by a Member to the capital of the Company.

1.8 "Cash Flow" means, for any period, the amount by which (a) the gross cash receipts of the Company from any source for such period (including, but not limited to, Capital Contributions, loans, distributions received by the Company in respect of any stock, partnership interest or other equity interest owned by the Company, and proceeds from the sale, financing, refinancing or other disposition of all or any portion of the Company property), exceed (b) the sum of (i) the aggregate cash disbursements for such period (including, but not limited to, Company administrative costs, reimbursements paid to the Managers in respect of their day-to-day management activities hereunder, principal and interest payable on Company debt and capital expenditures), and (ii) amounts previously set aside as reserves as determined by the Managers in their discretion.

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1.9         "Code" means the Internal Revenue Code of 1986, as amended
(or any corresponding provision of succeeding law).

1.10 "Company" means the limited liability company herein formed and known as HTI Class B, LLC, as said Company may from time to time be constituted.

1.11 "Consent" means the prior consent or written approval of a Person to do the act or thing for which the consent or approval is solicited, or the act of granting such consent or approval as the context may require.

1.12 "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction from such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managers.

1.13 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Managers;

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Managers, as of the following times:
      (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets, including money, as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to the preceding clauses (i) and (ii) shall be made only if the Managers reasonably determine that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

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(c)         The Gross Asset Value of any Company asset distributed to
      any Member shall be the gross fair market value of such asset on the date of distribution; and

(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and the definition of "Capital Account" herein.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to any of the foregoing subparagraphs (a), (b) or (d) of this Section, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

1.14 "Managers" means those Persons designated or appointed as Managers pursuant to this Agreement, and any other Person who becomes a successor or additional Manager of the Company pursuant to this Agreement.

1.15 "Member" means any Person who is designated as a Member on Exhibit A to this Agreement at the time of reference thereto and who is acting in such Person's capacity as a Member of the Company and any other Persons who from time to time become parties to or are otherwise bound by this Agreement as Members.

1.16 "Membership Interest" means the entire ownership interest (which may be expressed as a percentage) of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled pursuant to this Agreement and under the Act, together with all obligations of such Member to comply with the terms and provisions of this Agreement and the Act.

1.17 "Notice" means a writing, containing the information required by this Agreement to be communicated to any Person, and given or delivered in accordance with the requirements of this Agreement.

1.18 "Person" means any individual, partnership, limited liability company, corporation, trust, estate or other entity.

1.19 "Profits" and "Losses" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

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(b)         Any expenditures of the Company described in Code Section
      705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (d) of Section 1.13 hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value; and

(e) Depreciation shall be taken into account for such fiscal year or other period in computing such taxable income or loss, in lieu of the depreciation, amortization and other cost recovery deductions that otherwise may be taken into account in the absence of Section 1.12.

1.20 "Purchase Option Event" means any one or more of the events or conditions described in Section 12.1(a).

1.21 "Regulations" means the United States Treasury Regulations, as amended from time to time.

                                ARTICLE 2

                               THE COMPANY

2.1 Formation and Name. The Members agree to the formation of a limited liability company under the name "HTI Class B, LLC" pursuant to the provisions of the Act and this Agreement and have caused the Articles to be prepared, executed and filed with the Secretary of State of the State of Delaware.

2.2 Purpose. The Company has been organized to engage in the transaction of any and all lawful businesses or activities which a limited liability company may carry on under the Act and the laws of any other jurisdiction in which the Company is so engaged.

2.3 Principal and Registered Place of Business. The principal and registered place of business of the Company shall be 547 West Jackson Boulevard, Chicago, Illinois 60601, or such other place or places as the Managers shall from time to time select by Notice to the Members.

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2.4         Registered Agent.  The Company's registered agent shall be the Person designated by the Managers from time to time to serve in that capacity in accordance with the terms of the Act.

2.5 Qualification in Additional Jurisdictions. The Managers are authorized to qualify the Company to do business in any jurisdiction in which such qualification is deemed by the Managers as necessary or desirable in carrying out the Company's business, and pursuant thereto, to appoint a registered agent and to establish a registered office in such jurisdiction, and to cause the Company to operate in such jurisdiction under another name selected by the Managers, in compliance with the assumed name statute of such jurisdiction, if the Company is not allowed under the laws of such jurisdiction to operate under the name "HTI Class B, LLC".


                                ARTICLE 3

                       CONTRIBUTIONS BY THE MEMBERS

3.1 Initial Capital of the Company. Contemporaneously with the execution of this Agreement, each of the Members shall make an initial Capital Contribution to the Company of the cash and/or property set forth on Exhibit A hereto. In exchange therefor, each Member shall receive a Membership Interest equal to the percentage of the aggregate Membership Interests of the Company set forth on Exhibit A hereto.

3.2 No Additional Capital Contributions. No Member shall be required to make an additional Capital Contribution to the Company.

3.3 Limitation on Withdrawal of Capital. Except as expressly provided in this Agreement, no Member (a) shall have the right to withdraw or receive any return on such Member's contributions or a claim to any Company capital prior to termination of the Company pursuant to
Article 12 hereof, (b) shall have any right to demand and receive property other than cash in return for such Member's contributions, or
(c) shall be liable to any other Member for the return of such Member's contributions to the Company, or any portion thereof (except as otherwise expressly required under the Act), it being expressly understood that such return shall be made solely from Company assets.


                               ARTICLE 4

           CAPITAL ACCOUNTS; PROFITS AND LOSSES; DISTRIBUTIONS

4.1 Capital Accounts. The Company shall establish and maintain a Capital Account for each Member.

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4.2         Allocation of Profits and Losses.

(a) Profits. Profits of the Company shall be allocated among the Members as follows:

(i)         First, to each Member in proportion to the cumulative
            Losses, if any, allocated to such Member pursuant to
            Section 4.2(b)(ii) hereof until the cumulative Profits allocated to such Member under this Section 4.2(a)(i) equals the cumulative Losses allocated to such Member under Section 4.2(b)(ii) hereof;

(ii) Then, the balance, if any, to the Members in accordance with their respective Membership Interests.

(b) Losses. Losses of the Company shall be allocated to the Members as follows:

(i) First, to the Members in accordance with their respective Membership Interests; provided, however, that no Member shall be allocated Losses in excess of his or her Adjusted Capital Account Balance, determined immediately prior to the allocation provided for in this Section 4.2(b)(i); and

(ii) Then, to the extent any Losses allocated to a Member pursuant to Section 4.2(b)(i) would, but for the proviso contained therein, exceed a Member's Adjusted Capital Account Balance, such Losses shall be allocated first to the other Members in proportion to, and to the extent of, their respective Adjusted Capital Account Balances, and then to any Member guaranteeing debt of the Company, making loans to the Company or otherwise having liability for Company debt, in proportion to the debt guaranteed, the loans made or the amount of such liability.

4.3 Reallocation by Managers. The allocation of Profits and Losses in Section 4.2 is intended to have substantial economic effect within the meaning of Regulations Section 1.704-1(b)(2) or be in accordance with the Members' interests in the Company within the meaning of Regulations Section 1.704-1(b)(4). If subsequent events (including, but not limited to, nonrecourse borrowing by the Company or a loan by a Member to the Company) cause, in the reasonable opinion of the Managers, the Section 4.2 allocations to have neither substantial economic effect nor be in accordance with the Members' interests in the Company, the Managers may (a) allocate the income, gain, loss, deduction and credit of the Company so that such allocations are in accordance with the Members' Membership Interests; or (b) make such other modifications to this Agreement (including, but not limited to, the addition of minimum gain chargeback, qualified income offset and other special allocation provisions specified in Regulations Sections 1.704-2 or 1.704-1(b)) that are necessary in the reasonable opinion of the Managers to cause such allocations to have substantial economic effect within the meaning of Regulations Section 1.704-1(b)(2).

4.4 Tax Allocations. Except as otherwise provided in this Agreement, all items of income, gain, loss and deduction shall be allocated, for federal and state income tax purposes, among the Members in the same manner as the corresponding items of income, gain, loss and deduction are allocated for purposes of maintaining the Capital Account of each of the Members.

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4.5         Section 704(c) Allocations.  In accordance with Code Section
704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value, including, but not limited to, special allocations to a contributing Member that are required under Code Section 704(c) to be made upon distribution of such property to any of the noncontributing Members. In the event the Gross Asset Value of any property of the Company is adjusted pursuant to subparagraph (b) of Section 1.13, subsequent allocations of income, gain, loss and deduction with respect to such property shall take account of any variation between the adjusted basis of such property for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 4.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, a Member's Capital Account or share of Profits or Losses, other items or distributions pursuant to any provision of this Agreement.

4.6 Amounts and Timing of Distribution of Cash Flow. If the Managers determine in their discretion that Cash Flow is available for distribution and that such Cash Flow should be distributed to the Members, such Cash Flow shall be distributed by the Company to the Members in accordance with their respective Membership Interests.

4.7 Distributions on Liquidation. Notwithstanding anything to the contrary in this Article 4, if a sale, refinancing or other disposition is incident to or results in the liquidation of the Company, any Cash Flow realized therefrom shall be allocated and distributed in accordance with the terms of Article 12.


                                ARTICLE 5

                                MANAGEMENT

5.1 Initial Managers. The management of the Company's business shall be vested in a Board of Managers, initially consisting of three Managers unless a greater or lesser number of Managers shall be fixed from time to time by action of the Members in accordance with Section 6.1(b) hereof. The initial Managers of the Company shall be ________________________________, _______________________________
, and ______________________________ .  The Managers not designated in this Agreement shall be appointed by the affirmative vote of the Members. A Manager shall hold office for a period of five (5) years from the date of his election or appointment or until his death, removal, or resignation.

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5.2         Management Authority.

(a) Except as otherwise provided in this Agreement, all management decisions of the Company (including, without limitation, any actions or votes taken by or on behalf of the Company in respect of any equity interest held by the Company in another entity) shall be made by the Managers, who shall be responsible for the conduct of the business of the Company, subject to the provisions of this Agreement and the Act. The Managers shall have all of the rights, powers, duties and obligations of managers as provided in the Act, and as otherwise provided by law, and any action taken by the Managers, not otherwise in violation of the Act or this Agreement, shall constitute the act of and serve to bind the Company.

(b) Without in any manner limiting the grant of authority to the Managers pursuant to Section 5.2(a), except as otherwise provided in this Agreement, the Managers shall have the broadest possible authority to manage the business and affairs of the Company, including, without limitation, the power and authority to perform any and all of the following on behalf of the Company:

(i) To acquire property from any Person (whether or not such Person is affiliated or connected with any Manager or any Member);

(ii) To borrow money for the Company from banks, other lending institutions, Members or their Affiliates, all on such terms as the Managers determine, and in connection therewith, to hypothecate, grant security interests in and otherwise encumber the assets of the Company to repay such borrowed sums;

(iii) To purchase liability and other insurance to protect the Company's property and business;

(iv) To hold and own real and personal property in the name of the Company;

(v) To invest Company funds in any investment determined appropriate by the Managers;

(vi) To sell or otherwise dispose of all or any portion of any property of the Company;

(vii) To authorize any employee, officer or agent of the Company to execute on behalf of the Company all instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, mortgages or deeds of trusts, financing statements and documents providing for the acquisition, disposition or mortgage of property of the Company;

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(viii)      To employ accountants, legal counsel, managing agents or
            other experts to perform services for the Company (whether or not affiliated or connected with any Manager or a Member);

(ix) To make any and all determinations with respect to the manner in which the Company votes any stock interest, partnership interest or other equity interest held by the Company, on any matter on which the Company possesses a right to vote; and

(x) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

(c) The Managers shall only receive such compensation from the Company in consideration for performing their management duties and responsibilities hereunder as the Members may approve from time to time in writing. Notwithstanding the foregoing, any and all reasonable expenses incurred by the Managers in connection with the operation or affairs of the Company shall be reimbursed by the Company as appropriate.

(d) Only the Managers and the employees, officers and agents of the Company authorized by the Managers shall have the authority to bind the Company. Every Manager is an agent of the Company for the purpose of its business, and the act of every Manager, including the execution in the Company's name of any instrument for apparently carrying on in the usual way the business of the Company, binds the Company, unless such act is in contravention of the Articles or this Agreement or any agreement between the Manager and the Company or unless the Manager so acting otherwise lacks the authority to act for the Company and the Person with whom he is dealing has knowledge of the fact that he has no such authority. Any Manager acting without the requisite authority shall be liable for any damages or liabilities arising with respect to such action unless the Manager can show that he reasonably believed after due inquiry that such action was authorized.

5.3 Limitation on Liability. A Manager shall perform his duties as a Manager in good faith, in a manner he reasonably believes to be in the best interest of the Company and the Members, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person who so performs his duties shall not have any liability by reason of being or having been a Manager of the Company. The Managers shall not be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or failure to act on behalf of the Company within the scope of authority conferred on the Managers under this Agreement or the Act, except where the claim at issue is based on the fraud, gross negligence or bad faith of the Managers.

5.4 Indemnification by Company. The Company shall indemnify each Manager for all costs, losses, liabilities and damages paid or incurred by such Person in connection with the business of the Company to the fullest extent provided or permitted by the Act and the other laws of the State of Delaware.

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5.5         Removal of a Manager.  A Manager may not be removed except for cause and by a vote of the Members. Any removal of a Manager shall become effective on such date as may be specified by the Members voting in favor thereof. Should a Manager be removed who is also a Member, such Member will continue to participate in the Company as a Member and enjoy the burdens and benefits of his Membership Interest. For purposes of this Agreement, "for cause" shall mean (a) commission by a Manager of theft or embezzlement of property of the Company or other acts of dishonesty; (b) commission by a Manager of a crime resulting in injury to the businesses, properties or reputations of the Company or commission of other significant activities harmful to the businesses, properties or reputations of the Company; (c) commission of an act by a Manager in the performance of his duties hereunder reasonably determined by the Members to amount to gross, willful, or wanton negligence;
(d) willful refusal to perform or substantial neglect of the duties assigned to Manager hereunder; (e) any significant violation of any statutory or common law duty of loyalty to the Company; or (f) other legally sufficient cause.

5.6 Resignation of a Manager. A Manager of the Company may resign at any time by giving Notice to the other Managers and the Members. The resignation of a Manager shall take effect upon receipt of such Notice or at such later date as specified in such Notice. The acceptance of the resignation of a Manager shall not be necessary to make such resignation effective. The resignation of a Manager who is also a Member shall not affect the Manager's rights as a Member and shall not constitute a withdrawal of the Member.

5.7 Appointment of New Manager. If any vacancy in the office of Managers occurs, the Members shall designate a Person to serve as a Manager to fill such vacancy. In the event the Members fail to appoint a Person to serve as a Manager to fill such vacancy, management of the Company shall be vested in the remaining Managers or, in the event that there are no remaining Managers, the Members.

5.8 Meetings. Meetings of the Managers shall be held from time to time at such place as specified from time to time by the majority of the Managers. Meetings of the Managers shall be scheduled and presided over by any Manager selected by a majority of the Managers. Meetings may be called by any Manager or Managers upon notice to each Manager as provided in Section 5.9. Any meeting may be in person or may be conducted by telephone.

5.9 Notice of Meetings. Notice of a meeting of Managers, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered, unless otherwise prescribed by the Act, not less than 3 days nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of any Manager or Person calling the meeting, to each Manager. Notice to Managers, if mailed, shall be deemed delivered as to any Manager when deposited in the United States mail, addressed to the Manager at his address as reflected in the records of the Company.

5.10 Vote Required. The Managers shall act by the affirmative vote or consent of a majority of the Managers. If on any matter the Managers are unable to act by reason of the failure to obtain a quorum or failure to obtain the requisite majority vote or consent, the Members may act with respect to such matters and any consent, authorization or approval of such matter by the requisite vote or consent of the Members shall be deemed the consent, authorization or approval by the Managers.

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5.11        Unanimous Vote of the Managers.  Notwithstanding anything in this Operating Agreement to the contrary, it shall require the unanimous vote of all of the Mangers to (a) commence a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or (b) make an assignment for the benefit of creditors.

5.12 Action by Managers Without a Meeting. Unless the Articles or the Act provides otherwise, action required or permitted by the Act or this Agreement to be taken at a meeting of the Managers may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken signed by Managers holding at least the number of votes that would otherwise be required to approve such action at a meeting of Managers. Action taken under this Section 5.11 shall be effective when Managers holding the required number of votes have signed the consent unless the consent specifies a different effective date. Written consent of all Managers on any matter shall have the same force and effect as a unanimous vote of Managers and may be stated as such in any document.


                                ARTICLE 6

                                 MEMBERS

6.1 Powers of Members. The powers of the Members shall include but not be limited to:

(a) the right and power to elect and remove a Manager or Managers as provided in Article 5;

(b) the power to amend the Articles and this Agreement provided that such amendment complies with the Act and provided further that any such amendment shall not become effective until that date which is six (6) months after the date of the approval of such amendment by the requisite number of Members;

(c) the power to approve or disapprove the issuance of additional Membership Interests for sale to then existing Members or new subscribers provided that such issuance shall not be effective unless approved by the unanimous vote or consent of the Members; and

(d) the power to dissolve the Company by the approval of all of the Members.

6.2 Partition. While the Company remains in effect or is continued, each Member waives its rights to have any Company property partitioned, or to file a complaint or to institute any suit, action or proceeding at law or in equity to have any Company property partitioned, and each Member, on behalf of itself, its successors and its assigns hereby waives any such right.

6.3 Resignation. A Member may not withdraw or resign from the Company.

6.4 Authority. Except as expressly authorized in this Agreement, no Member shall take any action as a Member to bind the Company, and each Member shall indemnify the Company for any costs or damages incurred by the Company as the result of the unauthorized action of such Member.

6.5 Representations and Warranties. Each Member represents and warrants to each other Member as follows:

(a) Each Member that is a corporation is duly organized, validly existing, and in good standing under the laws of its state of incorporation, with full corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. Each such corporation is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business makes such qualification necessary. Each such corporation has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement.

(b) Neither the execution or the delivery of this Agreement or any document or instrument contemplated hereby to be executed and delivered by any Member, nor the fulfillment of or compliance with the terms and provisions of this Agreement and such other documents and instruments, will conflict with or will result in a breach of, the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, any judgment, decree, or any order of any court or any arbitration authority, or any statute, law, rule, or regulation by which any such Member or its assets are affected or bound.

(c) There are no oral or written contracts, agreements, or undertakings binding upon or affecting any Member or its assets that would alter or impair the ability of such Member to enter into and perform its obligations under this Agreement.


                                ARTICLE 7

                           MEETINGS OF MEMBERS

7.1 Meetings . Meetings of the Members shall be held from time to time at such place as specified from time to time by the Managers or by vote of the Members. Except as otherwise provided in this Agreement, meetings of the Members shall be presided over by one of the Members, chosen to preside at the meeting by vote of the Members present. Meetings of Members may be called by any Manager or upon the request of Members holding a majority of all outstanding Membership Interests.

7.2         Notice .

(a) Notice of a meeting of Members, stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered unless otherwise prescribed by the Act not less than 10 days nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of any Person calling the meeting, to each Member of record entitled to vote at such meeting.

(b) Notice to Members of record, if mailed, shall be deemed delivered as to any Member when deposited in the United States mail, addressed to the Member with postage prepaid, but, if three successive letters mailed to the last known address of any Member are returned as undeliverable, no further Notices to such Member shall be necessary until another address for such Member is made known to the Managers.

(c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a Notice of the adjourned meeting shall be given to each Member entitled to vote at the meeting.

7.3         Waiver of Notice .

(a) When any Notice is required to be given to any Member under the provisions of the Act or under the provisions of the Articles or this Agreement, a waiver thereof in writing signed by the Person entitled to such Notice, whether before, at, or after the time required for such Notice pursuant to Section 7.2, shall be equivalent to the giving of such Notice.

(b)         By attending a meeting, a Member:

(i) waives objection to lack of Notice or defective Notice of such meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and

(ii) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting Notice unless the Member objects to considering the matter when it is presented.

7.4 Proxies . At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Managers before or at the time of the meeting. No proxy shall be valid after eleven months after the date of its execution, unless otherwise provided in the proxy.

7.5 Majority Votes . An affirmative vote or Consent by or on behalf of the Members possessing more than fifty percent (50%) of the Membership Interests shall be required to approve or disapprove any matter on which the Members are entitled or required to decide, except as otherwise provided in this Agreement or the Act.

7.6 Supermajority Votes . In addition to any vote or Consent of Managers that may be required, an affirmative vote or Consent by or on behalf of the Members possessing at least sixty percent (60%) of the Membership Interests shall be required for:

(a) borrowing any amounts or incurring or becoming subject to any indebtedness for borrowed money or the purchase price for fixed or capital assets, except to the extent that all such indebtedness of the Company does not exceed $50,000 in the aggregate at any one time outstanding;

(b) the sale, assignment, lease or other transfer of any material assets of the Company or the mortgage, pledge, or other encumbrance of Company property;

(c) the making of any capital expenditures or commitments therefor that aggregate in excess of $50,000 in any one transaction or series of related transactions;

(d) the making of any loans or advances to, or guarantees for the benefit of, any Person;

(e) the execution of any leases or other arrangements involving the rental, use or occupancy of any property by or on behalf of the Company, which involve an aggregate annual expenditure in excess of $75,000;

(f)         the engaging in business not authorized hereunder; or

(g) the authorization of any transaction between the Company and any Member or Affiliate of a Member.

7.7 Unanimous Votes . An affirmative vote or Consent by or on behalf of the Members possessing one hundred percent (100%) of the Membership Interests shall be required to:

(a)         amend the Articles or this Agreement;

(b)         issue additional Membership Interests;

(c) take any action which may cause the Company to become an entity other than a limited liability company; or

(d)         dissolve the Company by action of the Members.

7.8         Meeting Procedures .

(a) The costs of calling and holding any meetings of the Members shall be paid by the Company. Each Member shall be responsible for its own costs associated with attending and participating in a meeting.

(b) Matters not described in a meeting Notice may be discussed at a meeting if Members or their authorized representatives possessing more than fifty percent (50%) of all of the Membership Interests are present at the meeting and may be voted upon if the Members or their authorized representatives possessing at least the required percentage of the Membership Interests to approve such matter are present at the meeting.

7.9 Action by Members Without a Meeting . Unless the Articles or the Act provides otherwise, action required or permitted by the Act or this Agreement to be taken at a meeting of Members may be taken without a meeting if the action is evidenced by one or more Consents describing the action taken, signed by Members entitled to vote and holding at least the Membership Interests that would otherwise be required to approve such action at a meeting of the Members. Action taken under this Section 7.9 shall be effective when Members entitled to vote and holding the required Membership Interests have signed the Consent unless the Consent specifies a different effective date.
Consent of all Members entitled to vote on any matter shall have the same force and effect as a unanimous vote of such Members and may be stated as such in any document.


                               ARTICLE 8

                      TRANSACTIONS; OTHER ACTIVITIES

8.1         Transactions Between a Member or Manager and the Company .
Except as otherwise limited by applicable law, any Member or Manager may, but shall not be obligated to, lend money to the Company, act as surety for the Company and transact other business with the Company, upon the requisite vote of the Managers and/or Members, and shall have the same rights and obligations when transacting business with the Company as a person or entity who is not a Member or Manager.

8.2 Business Pursuits of Members and Managers . Except as otherwise provided in any other written agreement by which a Member may be bound, the Managers may engage in other business activities as permitted by this Agreement and shall be obligated by reason of this Agreement to devote only as much of their time to the Company's business as shall be reasonably required in light of the Company's business and objectives and the responsibilities undertaken or assigned to the Managers. Except as otherwise provided in this Agreement or in any other written agreement by which any Member or Manager may be bound, this Agreement shall not preclude or limit in any respect the right of any Member or Manager to engage in or invest in any business activity of any nature or description. Any such permitted activity may be engaged in independently or with other Members or Managers. No Member shall have the right, by virtue of the Articles, this Agreement or the relationship created hereby, to any interest in such other permitted ventures or activities or to the income or proceeds derived therefrom. Except as otherwise provided in this Agreement or in any other written agreement by which any Member or Manager may be bound, the pursuit of such permitted ventures shall not be deemed wrongful or improper and any Member or Manager shall have the right to participate in or to recommend to others any investment opportunity.

8.3 Reimbursement . The Company shall reimburse the Members and Managers for all incremental out-of-pocket expenses reasonably incurred and paid by any of them in the organization and operation of the Company, and such other expenses as may be authorized by the Managers or the Members, incurred by a Manager or Member in the conduct of the Company's business. Such expenses shall not include any expenses incurred in connection with a Member's exercise of its rights as a Member apart from the authorized conduct of the Company's business on its behalf. Such reimbursements shall be treated as expenses of the Company and shall not be deemed to constitute distributions to any Member of profit, loss or capital of the Company.

8.4 Manner of Action . Nothing in this Agreement shall require Managers or Members to take action by vote at a meeting or by written consent, but the record of proceedings of any such meeting or any such written consent shall be conclusive evidence of the authorization, approval, waiver, Consent, or other action of the Managers or Members.


                               ARTICLE 9

                OFFICERS AND AGENTS; SIGNATORY AUTHORITIES

9.1 Officers . From time to time, the Managers may elect or appoint a president, one or more vice presidents, a secretary, a treasurer, and other officers and agents as the Managers deem necessary or advisable. Any two or more such offices may be held by the same Person. Election or appointment of a Person as an officer or agent of the Company shall not itself create contract rights in such Person. The Company may indemnify or advance expenses to any officer or agent elected or appointed by the Managers in accordance with the Act or pursuant to or in accordance with any other law, provision of the Articles, or other agreement or vote or Consent of the Managers.

9.2 Removal . Any officer or agent elected or appointed by the Managers may be removed by the Managers whenever in the judgment of the Managers the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the Person so removed.

9.3 President . If a president of the Company is elected or appointed and is serving, such Person shall be the chief executive officer of the Company and shall in general supervise and control all of the business and affairs of the Company. The president shall preside at all meetings of the members and, if the president is a Manager, at all meetings of Managers. When authorized by the Managers, the president may sign, on behalf of the Company, any deeds, mortgages, bonds, contracts, or other instruments. The president shall perform such other duties as may be prescribed by the Managers from time to time.

9.4 Vice Presidents . In the absence of the president, or in the event of the inability or refusal of the president to act, any Person elected or appointed as a vice president (or in the event there shall be more than one vice president, the vice presidents in the order designated by the Managers) shall perform the duties of the president, and the vice president, when so acting, shall have all the powers and be subject to all the restrictions upon the president. Each vice president shall perform such other duties as from time to time may be assigned by the president or the Managers.

9.5 Treasurer . If a treasurer is elected or appointed by the Managers, the treasurer shall have charge and custody of and be responsible for all funds and securities of the Company, shall receive and give receipt for monies due and payable to the Company from any source, and shall deposit all such monies in the name of the Company in such banks, trust companies, or other depositories as shall be selected by the Managers. The treasurer shall perform such other duties as from time to time may be assigned to the treasurer by the president or the Managers.

9.6 Secretary . If a secretary shall be elected or appointed by the Managers, the secretary shall: keep records of actions of the Managers and Members, including minutes of any meetings of the Members and Managers; see that all Notices of meetings are duly given in accordance with the provisions of this Agreement or as required by law; be custodian of the records of the Company; keep a register of the addresses of each Member and Manager; and, in general, perform all duties incident to the office of secretary and such other duties as from to time may be assigned to the secretary by the president or the Managers.

9.7 Execution of Contracts . The Managers may authorize any Manager, officer, or agent to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

9.8 Voting Securities Held by the Company . Unless otherwise ordered by Managers, either the president, or, in the event of the absence or inability of the president to act, the vice president having authority under this Agreement to act in the absence of the president, shall have fall power and authority on behalf of the Company to attend, act, and vote at any meetings of security holders of corporations or other entities in which the Company may hold securities, and at such meetings or otherwise shall possess and exercise any and all rights and powers incident to the ownership of such securities. The power and authority to attend, act, and vote at meetings shall include the power and authority to consent, on behalf of the Company, with respect to securities of corporations or other entities held by the Company. The Managers may from time to time confer like powers upon any other Person.


                                ARTICLE 10

              FISCAL YEAR; BOOKS AND RECORDS; BANK ACCOUNTS

10.1 Bank Accounts . The funds of the Company shall be deposited in such federally insured bank account or accounts or other financial intermediary as the Managers in their discretion determine are required, and the Managers shall arrange for the appropriate conduct of such accounts. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, or agent or agents, of the Company and in such manner as shall from time to time be determined by the Managers.

10.2          Books and Records .

(a) There shall be kept and maintained full and accurate books respecting the business of the Company at the Company's principal place of business or such other location as the Members may determine showing all receipts and expenditures, assets and liabilities, profits, losses and distributions, and all other records reasonably necessary or appropriate for recording the Company's business affairs.

(b) The books of the Company shall be kept on the method of accounting determined by the Managers and shall show at all times each and every item of income and expense.

(c) Each Member shall have the right at all reasonable times, and upon reasonable advance notice, during usual business hours to audit, examine and/or make copies of or extracts from the books of account of the Company. Such right may be exercised through any agent, employee or independent public accountant designated by such Member. Each Member shall bear all expenses incurred in any examination made for such Member's account.

10.3 Fiscal Year . The fiscal year of the Company shall be the calendar year.

10.4 Tax Matters Partner . Pursuant to Code Section 6231, the Person designated by the Managers from time to time shall act as the Tax Matters Partner of the Company. The Tax Matters Partner shall, within five days after receipt thereof, forward to each Member a photocopy of any notices relating to the Company received from the Internal Revenue Service or other revenue authority.

10.5 Tax Returns . In addition to the requirements of Section 10.2, tax returns of the Company shall be prepared by the Person selected by the Managers by no later than April 15 of each year for the preceding year.


                                ARTICLE 11

                                TRANSFERS

11.1 General Provisions . No Member shall, directly or indirectly, voluntarily or involuntarily, sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the whole or any part of his or her Membership Interest in the Company, except with the Consent of the Managers, the granting or denial of which shall be in the sole and absolute discretion of the Managers.

11.2 Conditions for Becoming Substituted Member . Any sale, assignment, transfer, gift, bequest, encumbrance or other disposition of a Member's Membership Interest in whole or in part, whether pursuant to the provisions of this Article 11 or otherwise, shall be effective solely to give the transferee of such interest the right to receive allocations of profits, losses and distributions otherwise allocable to the transferred Membership Interest pursuant to this Agreement. It shall not give such transferee the right to become a substituted Member unless the following requirements are satisfied:

(a) The Managers shall have received such instruments of assignment executed by both the assignor Member and the transferee in form and substance satisfactory to the Managers, and such executed and acknowledged instruments as the Managers shall deem necessary or desirable to effect such substitution and confirm the agreement of the transferee to be bound by the terms and provisions of this Agreement.

(b) The Managers shall have given their Consent to the assignment, the granting or denial of which shall be in the sole and absolute discretion of the Managers.

(c) The transferee shall pay or agree to pay all reasonable legal and other fees and expenses in connection with such substitution as the Managers may determine.

If the Consent of the Managers is granted pursuant to the preceding provisions of this Section 11.2, the admission of the transferee as a substituted Member shall be effective on the day of such Consent. Any person admitted pursuant to this Section 11.2 as a substituted Member shall be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement.

11.3 Liability of Former Member . If a transfer of a Member's Membership Interest in the Company occurs in compliance with the provisions of this Article 11, and if the transferee of such interest becomes a substituted Member pursuant to Section 11.2, the former Member shall be relieved of all obligations under this Agreement (except for any obligations arising prior to the date of such transfer) associated with the transferred Membership Interest, and this Agreement shall have no further force and effect as to such former Member with respect to the transferred Membership Interest.

11.4 First Offer Right . At least 30 days prior to making any transfer of a Membership Interest, the transferor will deliver a written notice (the "Offer Notice") to each of the other Members (the "Non-Transferring Members"). The Offer Notice shall disclose in reasonable detail the Membership Interest proposed to be transferred, the identity of the proposed transferee, and the proposed terms and conditions of the transfer. The purchase price specified in any Offer Notice must be payable solely in cash at the closing. The Non-Transferring Members may elect to purchase all (but not less than all) of the Membership Interest specified in the Offer Notice at the price and on the terms specified therein by delivering Notice of such election to the transferor as soon as practical but in any event within 15 days after delivery of the Offer Notice. The purchase option for each Non-Transferring Member who exercises such purchase option shall be for the purchase of a portion of the Membership Interest of the transferor multiplied by a fraction, the numerator of which is the Membership Interest of the Non-Transferring Member exercising the purchase option and the denominator of which is the aggregate Membership Interest of all Non-Transferring Members who have exercised the purchase option. If any Non-Transferring Member has elected to purchase a Membership Interest from the transferor, the transfer of such Membership Interest will be consummated as soon as practical after the delivery of the election notice. To the extent that the Non-Transferring Members have not elected to purchase all of the Membership Interest being offered, the transferor may, within 90 days after the delivery of the Offer Notice, transfer such Membership Interest to the named transferee at a price and on terms no more favorable to the transferee than offered to the Non-Transferring Members in the Offer Notice.

11.5 Purchase Option . Upon the occurrence of a Purchase Option Event affecting a Member (the "Transferring Member") and at any time within 90 days after the Members receive actual notice of such Purchase Option Event (the "Option Period"), the other Members (the "Remaining Members") shall have the right and option to purchase all (but not less than all) of the Membership Interest of the Transferring Member or such Transferring Member's purported successor in interest for the price and upon the other terms and conditions provided in this Section 11.5. The Remaining Members may elect to purchase all (but not less than all) of the Membership Interest of the Transferring Member by giving Notice of such election to the Transferring Member or such Transferring Member's purported transferee before the expiration of the Option Period. The purchase option for each Remaining Member who exercises such option shall be for the purchase of a portion of the Membership Interest of the Transferring Member multiplied by a fraction, the numerator of which is the Membership Interest of the Remaining Member exercising the Purchase Option and the denominator of which is the aggregate Membership Interest of all Remaining Members who have exercised the Purchase Option. The purchase price for the Membership Interest purchased from the Transferring Member shall be the greater of: (a) $1.00; or (b) the Adjusted Capital Account Balance represented by such Membership Interest.

11.6 Related Party Transfers . Notwithstanding Section 11.1, a Member may at any time, without Consent and without compliance with the requirements of Section 11.4 or Section 11.5, assign and reassign its Membership Interest in whole or in part to: (a) a wholly-owned subsidiary or (b) an Affiliate. Subject to Section 11.5, a Member's interest in the Company, if such Member is a natural person, shall also automatically pass to its, his or her estate (and heirs or legal representative) upon its, his or her death, bankruptcy or insolvency.


                              ARTICLE 12

                    TERM; DISSOLUTION AND TERMINATION

12.1        Dissolution in Certain Events .

(a) The Company shall be dissolved and terminated upon the occurrence of any one or more of the following events, unless the remaining Members, by vote or Consent of the remaining Members holding a majority of the remaining Membership Interests and a majority of the aggregate Adjusted Capital Account Balance of such remaining Members, elect, within ninety (90) days after the occurrence of such event, to continue the Company and the Company's business:

(i) If a Member shall file a voluntary petition in bankruptcy or an order for relief under the federal bankruptcy laws shall be entered with respect to such Member, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself, himself or herself under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, or shall seek or consent to or acquiesce to (which includes, but is not limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within ten
            (10) days after the appointment) the appointment of any trustee, receiver, conservator or liquidator of such Member or all or any substantial part of its, his or her properties or its, his or her Membership Interest; or

(ii) If a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against the Member seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute or law relating to bankruptcy, insolvency or other relief for debtors, and such Member acquiesces to (which includes, but is not limited to, the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within ten (10) days after the entry of the order, judgment or decree) the entry of such order, judgment or decree, or such order, judgment or decree shall remain unvacated and unstayed for ninety (90) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of said Member or all or any substantial part of its, his or her property or its, his or her Membership Interest in the Company shall be appointed without the consent or acquiescence of such Member and such appointment shall remain unvacated and unstayed for sixty (60) days (whether or not consecutive); or

(iii)       If a Member who is a natural person shall die; or

(iv) If a Member who is not a natural person shall take any action to liquidate or dissolve or wind up its affairs or is a party to a merger or consolidation other than a merger or consolidation with an Affiliate or a merger or consolidation in which the Member is the surviving or resulting corporation.

(b) If an event listed in Section 12.1(a) occurs but the remaining Members by vote or Consent of a majority of their Membership Interests elect, within ninety (90) days after the occurrence of such event, to continue the Company, (i) the Company shall not be dissolved and terminated, (ii) the Company and its business shall be continued under and pursuant to this Agreement, and (iii) any Person as to which an event described in Section 12.1(a) occurred shall cease to be a Member and such former Member shall hold its, his or her Membership Interest with the same rights as such former Member possessed before the event, except that such former Member shall possess no voting rights or rights to participate in the management of the Company's business and affairs under this Agreement.

12.2 Dissolution at End of Term . The Company shall also dissolve if the term of the Company shall have expired and not all of the Members are willing to extend the term.

12.3         Procedures Upon Dissolution .

(a) Upon dissolution of the Company, the Company shall be terminated and the Managers, or if there are no remaining Managers the Members, shall liquidate the assets of the Company. The proceeds of liquidation shall be applied and distributed in the following order of priority:

(i) First, to the payment of the debts and liabilities of the Company (other than any loans or advances made by any of the Members to the Company) and the expenses of liquidation;

(ii) Second, to the creation of any reserves which the Managers or liquidating Members deem reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Company or Members (to the extent the Company is liable therefor) arising out of or in connection with the business and operation of the Company;

(iii) Third, to the payment of any loans or advances made by any of the Members to the Company; and

(iv) Thereafter, to the Members in the manner, and in the priorities set forth in Section 4.2; provided, however, that for distributions pursuant to a plan of liquidation, distributions shall be made pursuant to Section 4.2 to the Members in proportion to their positive Capital Account balances as determined after taking into account adjustment of such Capital Accounts for any gain or loss realized or to be realized on any property sold or disposed of as part of the liquidation, any gain which would be realized if any property distributed in kind had been sold at its fair market value by the Company and any other adjustments required by Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).

(b) A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities. During the period beginning with the dissolution of the Company and ending with its liquidation and termination of this Agreement pursuant to this Section 12.3, the business affairs of the Company shall be conducted by the Managers or, if there are no remaining Managers, by the Members. During such period, the business and affairs of the Company shall be conducted so as to preserve the assets of the Company and maintain the status which existed immediately prior to such termination.

12.4 Term . The Company shall be in effect in perpetuity unless sooner dissolved and liquidated in accordance with the provisions hereof. All provisions of this Agreement relating to dissolution and liquidation shall be cumulative; the exercise or use of one of the provisions hereof shall not preclude the exercise or use of any other provisions.


                                ARTICLE 13

                              MISCELLANEOUS

13.1 Binding Agreement . Subject to the restrictions on transfers and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the Members and their respective heirs, executors, legal representatives, successors and assigns. Whenever in this instrument a reference to any party or Member is made, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of each Member.

13.2 Counterparts . This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature pages and this Agreement may be executed by the affixing of the signatures of each of the Members to one of such counterpart signature pages; all of such signature pages shall be read as though, and this Agreement shall have the same force and effect as though, all of the signers had signed a single signature page.

13.3 Effect of Consent or Waiver . No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by such other Member of its, his or her obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default by such other Member in the performance by such other Member of the same or any other obligations of such Member hereunder. Failure on the part of any Member to object to or complain of any act or failure to act of any of the other Members or to declare any of the other Members in default, regardless of how long such failure continues, shall not constitute a waiver by any such Member of its, his or her rights hereunder.

13.4 Enforceability . If any provision of this Agreement or the application thereof to any Person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

13.5 Entire Agreement . This Agreement, unless subsequently amended, contains the final and entire Agreement among the parties hereto, but only with respect to the subject matter addressed herein, and they shall not be bound by any terms, conditions, statements or representations, oral or written, not herein contained.

13.6 Governing Law . This Agreement is made and shall be construed under and in accordance with the internal laws of the State of Delaware.

13.7 Liability Among Members . No Member shall be liable to any other Member or to the Managers by reason of its, his or her actions or omissions in connection with the Company, unless otherwise provided in this Agreement, and except for acts or omissions or alleged acts or omissions that were performed or omitted fraudulently or in bad faith or as result of gross negligence or willful misconduct.

13.8 No Partnership Intended for Nontax Purposes . The Members have formed the Company under the Act and expressly do not intend hereby to form a partnership under the laws of any jurisdiction. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another Person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

13.9 Amendment . This Agreement may not be amended or modified by the Managers without the requisite Consent of the Members. No amendment to this Agreement shall be effective until that date which is six months after the approval of such amendment by the requisite number of Members.

13.10 Notices . Any Notice to the Managers or Members required under the terms of this Agreement shall be sent to their respective addresses, as set forth on the register of Members maintained by the Managers. All Notices and copies thereof provided for herein shall be hand delivered with receipt therefor, sent by overnight courier service with receipt therefor, or sent by certified or registered mail, return receipt requested, and first-class postage prepaid. Changes of address may be given to the Company, the Managers, and the Members by Notice given in accordance with the terms of this Section. Time periods shall commence on the date that such Notice is delivered or attempted to be delivered if receipt thereof is refused by the recipient. Any Notice that is required to be given within a stated period of time shall be considered timely made or given if delivered or postmarked before 11:59 p.m., local time, on the last day of such period.

13.11 References . References herein to the singular shall include the plural and to the plural shall include the singular, and references to one gender shall include the others, except where the same shall not be appropriate.

13.12 Titles and Captions . Section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of the content of this Agreement.

      IN WITNESS WHEREOF, the undersigned parties here executed this Agreement as of the date first set forth above.

                                    HEARTLAND TECHNOLOGY INC.

                                    By: _____________________

                                    Title: __________________

                                EXHIBIT A


      The names, business addresses and Membership Interests and Capital Contributions of the Members are set forth below.


                                     Membership         Capital
          Name and Address            Interest        Contribution
          ----------------           ----------       ------------
      Heartland Technology Inc.         100%          Class B Limited
      547 West Jackson Boulevard                      Partnership Interest of
      Chicago, Illinois 60601                         Heartland Partners, L.P.

                             HTI CLASS B, LLC

                           OPERATING AGREEMENT

                            TABLE OF CONTENTS


Article/Section                                               Page
- ---------------                                               ----
1           DEFINED TERMS
      1.1   "Act" ...............................................1
      1.2   "Adjusted Capital Account Balance" ..................1
      1.3   "Affiliate" .........................................1
      1.4   "Agreement" .........................................1
      1.5   "Articles" ..........................................2
      1.6   "Capital Account" ...................................2
      1.7   "Capital Contributions" .............................2
      1.8   "Cash Flow" .........................................2
      1.9   "Code" ..............................................3
      1.10  "Company" ...........................................3
      1.11  "Consent" ...........................................3
      1.12  "Depreciation" ......................................3
      1.13  "Gross Asset Value" .................................3
      1.14  "Managers" ..........................................4
      1.15  "Member" ............................................4
      1.16  "Membership Interest" ...............................4
      1.17  "Notice" ............................................4
      1.18  "Person" ............................................4
      1.19  "Profits" and "Losses" ..............................4
      1.20  "Purchase Option Event" .............................5
      1.21  "Regulations" .......................................5

2           THE COMPANY
      2.1   Formation and Name  .................................5
      2.2   Purpose  ............................................6
      2.3   Principal and Registered Place of Business  .........6
      2.4   Registered Agent ....................................6
      2.5   Qualification in Additional Jurisdictions ...........6

3           CONTRIBUTIONS BY THE MEMBERS
      3.1   Initial Capital of the Company ......................6
      3.2   No Additional Capital Contributions .................6
      3.3   Limitation on Withdrawal of Capital .................6

4           CAPITAL ACCOUNTS; PROFITS AND LOSSES;
            DISTRIBUTIONS
      4.1   Capital Accounts ....................................7
      4.2   Allocation of Profits and Losses  ...................7
      4.3   Reallocation by Managers  ...........................7
      4.4   Tax Allocations .....................................8

Article/Section                                               Page
- ---------------                                               ----
      4.5   Section 704(c) Allocations ..........................8
      4.6   Amounts and Timing of Distribution of Cash Flow .....8
      4.7   Distributions on Liquidation ........................9

5           MANAGEMENT

      5.1   Initial Managers ....................................9
      5.2   Management Authority ................................9
      5.3   Limitation on Liability ............................11
      5.4   Indemnification by Company .........................11
      5.5   Removal of a Manager ...............................11
      5.6   Resignation of a Manager ...........................11
      5.7   Appointment of New Manager .........................11
      5.8   Meetings ...........................................11
      5.9   Notice of Meetings .................................12
      5.10  Vote Required ......................................12
      5.11  Unanimous Vote of the Managers  ....................12
      5.12  Action by Managers Without a Meeting  ..............12

6           MEMBERS

      6.1   Powers of Members ..................................12
      6.2   Partition ..........................................13
      6.3   Resignation ........................................13
      6.4   Authority ..........................................13
      6.5   Representations and Warranties .....................13

7           MEETINGS OF MEMBERS
      7.1   Meetings ...........................................14
      7.2   Notice .............................................14
      7.3   Waiver of Notice ...................................14
      7.4   Proxies  ...........................................15
      7.5   Majority Votes .....................................15
      7.6   Supermajority Votes ................................15
      7.7   Unanimous Votes ....................................16
      7.8   Meeting Procedures .................................16
      7.9   Action by Members Without a Meeting ................17

8           TRANSACTIONS; OTHER ACTIVITIES
      8.1   Transactions Between a Member or Manager and the
            Company ............................................17
      8.2   Business Pursuits of Members and Managers ..........17
      8.3   Reimbursement ......................................18
      8.4   Manner of Action ...................................18

Article/Section                                               Page
- ---------------                                               ----
9           OFFICERS AND AGENTS; SIGNATORY AUTHORITIES
      9.1   Officers ...........................................18
      9.2   Removal ............................................18
      9.3   President ..........................................18
      9.4   Vice Presidents ....................................19
      9.5   Treasurer ..........................................19
      9.6   Secretary ..........................................19
      9.7   Execution of Contracts .............................19
      9.8   Voting Securities Held by the Company ..............19

10          FISCAL YEAR; BOOKS AND RECORDS; BANK ACCOUNTS
      10.1  Bank Accounts ......................................20
      10.2  Books and Records ..................................20
      10.3  Fiscal Year ........................................20
      10.4  Tax Matters Partner ................................20
      10.5  Tax Returns ........................................20

11          TRANSFERS
      11.1  General Provisions .................................21
      11.2  Conditions for Becoming Substituted Member  ........21
      11.3  Liability of Former Member .........................21
      11.4  First Offer Right ..................................22
      11.5  Purchase Option ....................................22
      11.6  Related Party Transfers ............................23

12          TERM; DISSOLUTION AND TERMINATION
      12.1  Dissolution in Certain Events ......................23
      12.2  Dissolution at End of Term .........................24
      12.3  Procedures Upon Dissolution ........................24
      12.4  Term ...............................................25

13          MISCELLANEOUS
      13.1  Binding Agreement ..................................25
      13.2  Counterparts .......................................26
      13.3  Effect of Consent or Waiver ........................26
      13.4  Enforceability .....................................26
      13.5  Entire Agreement ...................................26
      13.6  Governing Law ......................................26
      13.7  Liability Among Members ............................26
      13.8  No Partnership Intended for Nontax Purposes  .......26
      13.9  Amendment ..........................................27
      13.10 Notices ............................................27
      13.11 References .........................................27
      13.12 Titles and Captions ................................27